                            SCHEDULE 14A INFORMATION
               Consent Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|
Check the appropriate box:
|X|      Preliminary Consent Statement
|_|      Definitive Consent Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         Northstar Health Services, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Thomas W. Zaucha
                  (Name of Person(s) Filing Consent Statement)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

           PRELIMINARY COPY--FOR THE INFORMATION OF THE SECURITIES AND
                               EXCHANGE COMMISSION

                              CONSENT STATEMENT OF
                            THE COMMITTEE TO PROTECT
                                NORTHSTAR HEALTH



                  This solicitation statement, the accompanying letter and the enclosed form of written consent are being furnished by and on behalf of the Committee to Protect Northstar Health (the "Committee") on or about February _, 1997, in connection with the solicitation by the Committee from the holders of shares of common stock, par value $.01 per share (the "Common Stock") of Northstar Health Services, Inc., a Delaware corporation ("Northstar" or the "Company") of written consents to take the following actions without a stockholders' meeting, as permitted by Delaware law:

                  (1) amend Article III, Section 1 of the By-laws of the Company to set the number of directors on the Board of Directors of the Company (the "Board") at eleven (11), to eliminate the classified Board of Directors and to affirm the ability of a majority of the stockholders of the Company, once the Board is no longer classified, to remove directors without cause as follows:
"The business of the Company shall be managed by its Board of Directors, which may exercise all powers of the Company and perform all acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the shareholders. The Board of Directors shall be comprised of eleven (11) directors. Each director shall serve for a term of one year and shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Directors may be removed without cause by the holders of a majority of the shares then entitled to vote. Directors need not be stockholders";

                  (2) elect the five nominees listed on Annex A hereto as directors of the Company to fill newly-created directorships on the Board of Directors and to serve until their respective successors are duly elected and qualified; and

                  (3) remove all current members of the Board of Directors other than Thomas W. Zaucha, such other members being, at the present time, Steven N. Brody, Robert J. Smallacombe, Charles B. Jarrett, Jr., Timothy L. Pesci and David D. Watson, and any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of the shareholder action in addition to or in lieu of any of such individuals to fill any newly-created directorship or vacancy on the Board of Directors of the Company, or otherwise, other than Thomas W. Zaucha (together with (1) and (2), the "Proposals").

                  Stockholders of Northstar are being asked to express their consent to the Proposals by MARKING, SIGNING and DATING the enclosed BLUE consent card and returning it to MacKenzie Partners, Inc. in accordance with the instructions set forth below.

                          THE COMMITTEE RECOMMENDS THAT
                      YOU CONSENT TO EACH OF THE PROPOSALS

                          SUMMARY OF CONSENT PROCEDURE

                  The Committee believes that the Proposals will become effective on the date when the written consent of holders of a majority of the shares of the Company's Common Stock outstanding on February 5, 1997 (the "Record Date") is delivered to Northstar, so long as such consent is obtained within sixty days after the Record Date. In order to facilitate prompt adoption of the Proposals, the Committee requests that you give your consent by March __, 1997.

                  THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS, YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

                  The Committee has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation. If your shares are held in your name, please mark, sign, date and mail the enclosed BLUE consent card to MacKenzie in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should receive a BLUE consent card and envelope which should be used to give your instructions to the person responsible for your account. Only that institution can execute a BLUE consent card with respect to your shares and only upon receipt of specific instructions from you. The Committee urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Committee in care of MacKenzie at the address set forth below so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

                  If you have any questions about executing your consent or require assistance, please contact:

                            MACKENZIE PARTNERS, INC.

                                156 Fifth Avenue
                            New York, New York 10010
                                  (212) 929-5500
                                 (call collect)
                                       or
                            Toll Free: (800) 322-2885




                                  THE COMMITTEE

                  The Committee is at present comprised of its founding member, Mr. Zaucha, who, together with any other stockholders agreeing to join the Committee after February 7, 1997, are referred to in this Consent Statement as "Committee members." As of that date, Committee members owned an aggregate of 949,958 shares of the Company's common stock, representing approximately

15.25%  of  the  Company's  shares  currently  outstanding.   In  addition,
Commonwealth Associates, L.P., a New York limited partnership ("Commonwealth"), the Committee's financial advisor and a market-maker in the Common Stock in the ordinary course of its brokerage business, holds 1,257,785 shares of Company Common Stock, constituting approximately 20.19% of outstanding shares, for the account of its customers, including 21,497 shares held for its own account as of the close of business on February 5, 1997 in connection with its market making activities and 55,000 shares held in the accounts of Commonwealth's officers, directors and employees. Such customers have sole voting and dispositive power over such shares, and Commonwealth and the Committee disclaim any beneficial ownership thereof, although Commonwealth intends to recommend to its customers that they support the recommendations of the Committee.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

                  Additional information about the Committee Members, Committee Nominees and certain other persons is set forth in Annex A and under the heading "The Committee's Nominees."

                     BACKGROUND OF THE CONSENT SOLICITATION

                  Mr. Zaucha became the Company's Chief Executive Officer and joined its Board of Directors in November 1995, at the time of the closing of the merger of Northstar and Keystone Rehabilitation Systems, Inc. ("Keystone"), a privately-held rehabilitation company theretofore controlled by Mr. Zaucha. Keystone had 1995 revenues of approximately $22,000,000, as compared to Company revenues for the same period of approximately $13,000,000 (not giving effect to the merger). Pursuant to the terms of the Merger Agreement, Mr. Zaucha and related entities received $7,600,000 in cash, 944,351 shares of Company Common Stock, $2,400,000 principal amount of 6% subordinated promissory note due 1998, $2,625,000 principal amount of interest-free subordinated promissory notes due 2000, all of which notes are convertible into an aggregate of 843,170 shares of Common Stock following Company shareholder approval (for an effective exercise price of $5.93 per share) and an earn-out provision providing for payment of $1,600,000 per year for five years contingent on the Company achieving certain earnings levels. Because the Company's policy prior to the Merger was to lease, rather than to own, its real estate, Mr. Zaucha agreed, at the Company's request, to purchase the real property then owned by Keystone for $5,200,000 in cash ($4,800,000 of which Keystone used to repay all of its outstanding indebtedness prior to the merger) and to lease back the portion of the space the Company wished to occupy following the merger at an aggregate monthly rental of $39,197 on five different locations. Mr. Zaucha also entered into an employment agreement with the Company providing for him to be employed as Chief Executive Officer of the Company for annual cash compensation of $125,000. The Merger Agreement provided that, following the merger, the Company's Board of Directors would consist of its former directors, Mark A. DeSimone and Michael Pitterich, Mr. Zaucha and his consultant Steven N. Brody.

                  Shortly after assuming his duties as the Company's Chief Executive Officer, Mr. Zaucha began to uncover elements of what appeared to be irregular, self-interested transactions between Northstar and its former CEO, Mr. DeSimone. Mr. Zaucha confronted Mr. DeSimone with these irregularities and brought them to the attention of KPMG Peat Marwick, L.L.P. ("KPMG"). (Prior to the Merger, the Company's financial statements had been audited by Richard A. Eisner & Co. Following the merger, in light of the Company's increased size, the Company engaged KPMG, a "big six" accounting firm to audit its 1995 financial statements.) In March 1996, KPMG informed the Board that it was unable to complete the 1995 audit due to what it termed questions stemming from the prior management's integrity and related party transactions by the prior management.

                  Mr. Zaucha thereupon demanded and received the resignation from the Board of Directors of Messrs. DeSimone and Pitterich, and promptly suspended, and subsequently terminated, the employment of Michael Kulmoski, the Company's former Chief Executive Officer. On May 31, 1996, trading of the Company's Common Stock on Nasdaq was suspended.

                  Mr. Brody recommended that Mr. Brody be appointed to serve as a one-person committee of the Board to conduct an investigation of the alleged irregularities and related party transactions. The Company retained Arthur Andersen as its new auditors and Mr. Brody was also charged with expediting the audit of the 1995 fiscal year and attempting to restore the Company's Nasdaq listing. Mr. Brody hired legal and other professional advisors selected by him and compensated by the Company.

                  Mr. Brody also requested that Northstar enter into a separate engagement letter with him relating to such services. Under a letter agreement dated April 2, 1996, drafted by Mr. Brody, Mr. Brody was to head a special investigation and be paid for his services at the rate of (i) $150 per hour for sixty hours per month and (ii) $250 per hour for all hours in excess of 60 hours per month, plus expenses. Mr. Brody also received an advance retainer of $25,000. As of January 6, 1997, Mr. Brody has been paid in excess of $224,000 by the Company for services as a director and pursuant to his consulting agreement.

                  In May 1996, Mr. Brody recommended that Robert J. Smallacombe, a local business consultant, to be appointed to fill one of the vacancies on the Company's Board of Directors. On May 20, 1996, Mr. Smallacombe and David D. Watson, the Company's President and a former Keystone executive, joined the Board. Mr. Brody also recommended that the Company retain Mr. Smallacombe as a consultant. On August 20, 1996, the Company entered into an Independent Consulting Contract with Mr. Smallacombe pursuant to which he was to provide consulting, advisory and administrative services and be paid $6,500 per week to work four days per week. As of January 6, 1997, Mr. Smallacombe has been paid in excess of $210,000 by the Company for his services as a director and pursuant to his consulting agreement.

                  In May 1996, at Mr. Brody's recommendation the Board appointed Mr. Brody and Mr. Smallacombe to be a two-member Audit Committee with Mr. Smallacombe as Chairman. At Mr. Brody's recommendation, the Board also appointed Mr. Brody, Mr. Smallacombe and Mr. Zaucha to be the Compensation Committee.

                  On May 29, 1996, Mr. Smallacombe provided the report of the Compensation Committee and recommended that outside director compensation be set as follows: (i) a monthly retainer of $3,000 per quarter; (ii) a payment of $1,000 per Board meeting and $500 per committee meeting; and (iii) $250 per formal telephonic Board meeting. It was further recommended that each outside director receive a stock option grant of 25,000 shares for serving on the Board. The Board approved this recommendation.

                  Shortly thereafter, over the objections of Mr. Zaucha, the Board dismissed the Company's 36-year-old Chief Financial Officer, who had 15 years experience. The Company's Financial Controller, with a nine-year tenure, with the Company also was subsequently dismissed and replaced by a 23-year old accountant.

                  In November 1996, Mr. Brody and Mr. Smallacombe recommended that the Board be expanded to five members. The motion to expand the Board was approved over Mr. Zaucha's objection. Charles B. Jarrett, Jr. was appointed to fill the newly created directorship.  Mr. Brody and Mr. Smallacombe also
recommended  that  the  Board  create  a  three  member  Nominating   Committee,
consisting of Mr. Brody, Mr. Smallacombe and Mr. Watson, to recommend further appointments to the Board. The Board approved this recommendation over Mr. Zaucha's objection.

                  On December 20, 1996, the Audit Committee, chaired by Mr. Smallacombe, recommended that the Company's outside legal counsel, Buchanan Ingersoll and Manion McDonough & Lucas each be fired and replaced with counsel recommended by Mr. Smallacombe and Mr. Brody. This motion was approved with Mr. Zaucha abstaining.

                  On December 27, 1996, the Compensation Committee, chaired by Mr. Brody, recommended to the Board the adoption of a stock option plan providing for the grant of 10-year options to purchase up to 1,500,000 shares of Company Common Stock (increasing by an additional 500,000 over a 3 year period) to officers, directors and key employees. Mr. Zaucha believed that a stock option plan was necessary for the Company to attract, retain and motivate quality executives and key employees and that modest grants to directors were also appropriate. He also believed that the number of shares authorized would be sufficient to provide for option grants for many years to come. Accordingly, Mr. Zaucha joined in approving the stock option plan. At this same meeting, the Nominating Committee recommended that the Board be expanded to six (6) members and the appointment of State Representative Timothy L. Pesci as a director of the Company, effective January 1, 1997. The motion was approved.

                  On January 15, 1997, Mr. Brody presented the recommendation of the Compensation Committee that 1,020,000 of the 1,500,000 option shares only recently approved by the Board be granted to outside directors and certain employees. Mr. Zaucha, although a member of the Compensation Committee, was never consulted in connection with this recommendation. Mr. Zaucha vigorously objected to this recommendation at the Board meeting.

                  The Board, over Mr. Zaucha's objection, nevertheless approved option grants which, if exercised, would equal approximately 14% of the Company's outstanding stock. The options granted are as follows:



Grantee                                      Grant Status                                       Amount
-------                                      ------------                                       ------
Steven N. Brody                              Director/consultant (outside)                      200,000
Robert J. Smallacombe                        Director/consultant (outside)                      200,000
David D. Watson                              Director/President and                             205,000
                                               Chief Operating Officer
Charles B. Jarrett, Jr.                      Director (outside)                                  25,000
Timothy L. Pesci                             Director (outside)                                  25,000
John Lombardi                                Executive Vice President and Chief                 110,000
                                               Financial Officer
Brian K. Strong                              Key employee                                       100,000
Edward Banos                                 Key employee                                        55,000
Elaine Professori                            Key employee                                        50,000
Ralph Sweithelm                              Key employee                                        50,000
                                                                                             ----------
         TOTALS (shares)                                                                      1,020,000

Mr. Zaucha objected to these option grants and abstained from voting. All other Board members voted for them. When Mr. Zaucha asked Mr. Watson how his option grant came to be set at 205,000 shares, Mr. Watson replied, "I told those guys [i.e., Messrs Brody and Smallacombe], I don't care what anybody gets, as long as I get more than them."

                  On January 21, 1997, at a Board meeting called by the Audit Committee, the Board of Directors received a presentation on "shark-repellent" antitakeover measures by the Company's new legal counsel and proposed amendments to the Company's By-laws. The Board, over Mr. Zaucha's abstention, approved the following amendments to the Company's By-laws which purport to: (i) eliminate the right of stockholders to call a special meeting of stockholders; (ii) eliminate the right of stockholders to act by written consent; (iii) eliminate the right of stockholders to remove directors without cause; and (iv) eliminate the right of a majority of stockholders to remove any director by requiring a two-thirds vote of the outstanding shares of common stock. Mr. Zaucha objected to such proposals as taking fundamental rights away from the shareholders. The By-law amendments were nonetheless adopted by vote of the Directors other than Mr. Zaucha. The Committee intends to obtain judicial review challenging the validity of these provisions.

                  On February 5, 1997, Mr. Zaucha delivered his written Consent to the Proposals to the Company's registered office in the State of Delaware, establishing the Record Date for this solicitation pursuant to Section 213(b) of the Delaware General Corporation Law and on February 6, 1997 formally retained the services of Commonwealth including their employees Messrs. Michael Lyall and Andres V. Bello.

                      REASONS FOR THE CONSENT SOLICITATION

                  The Committee believes that shareholders should adopt the Proposals as promptly as practicable in order to replace the Board with a slate of nominees who are committed to the Company's return to its long-term strategic plan. In order to restore the liquidity of the Company's common stock, the Committee believes that the Company should fulfill its financial reporting responsibilities, hold its Annual Meeting of Stockholders and restore its focus on its core business under the leadership of Mr. Zaucha. The Committee believes that the track record of the members of the Board of Directors, other than Mr. Zaucha, speaks for itself against the continuation of those directors on the Company's Board.

                  The Committee's goal is to restore Northstar's ability to respond effectively to the challenges it faces by forming a united team, endorsed by stockholders, under the supervision of a Board of Directors that combines true independence with integrity, real commitment to the Company and its stockholders, and experienced judgment from a variety of fields. The Committee believes that Mr. Zaucha, the person responsible for founding or acquiring most of the Company's clinics, the largest shareholder and a well-known and respected physical therapist with more than 29 years of experience in Pennsylvania, is the best person to lead the Company past its current difficulties and to execute a strategy of soundly-financed growth. A united management team, faithfully executing its fiduciary duties, will be well positioned to put the Company's ongoing litigation matters to rest, restructure the Company's senior debt, comply with its audit and SEC reporting responsibilities and get its strategic plan back on track.

                                    PROPOSALS

                  This solicitation statement and the accompanying form of written consent are first being furnished by the Committee on or about February 10, 1997, in connection with the solicitation by the Committee from the holders of shares of Common Stock of written consents to take the following actions without a stockholders meeting, as permitted by Delaware law:

                   (1) Amend Article III, Section 1 of the Bylaws to eliminate the classified Board of Directors, set the number of directors on the Board of Directors at eleven (11) and to affirm the ability of a majority of the stockholders, once the Board of Directors is no longer classified, to remove directors without cause, as follows:

                           "RESOLVED, that Article III, Section 1 be amended to read in its entirety as follows:

                           The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the stockholders. The Board of Directors shall be comprised of eleven (11) directors. Each director shall serve for a term of one year and shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Directors may be removed without cause by the holders of a majority of the shares entitled to vote.
         Directors need not be stockholders.";

                   (2) Elect five persons listed on Annex A hereto to fill the newly created directorships:

                       "RESOLVED, that the following persons are hereby elected as directors of the Company to fill the newly created directorships on the Board of Directors, and to serve until their respective successors are duly elected and qualified: Lawrence F. Jindra, M.D., James H. McElwain, Mark G. Mykityshyn, Roger J. Reschini and David B. White."; and

                   (3) Remove the existing directors of the Board of Directors (other than Thomas W. Zaucha) (the "Brody Directors"):

                       "RESOLVED, that each member of the Board of Directors of the Company, other than Thomas W. Zaucha, such other members consisting of Steven N. Brody, Charles B. Jarret, Jr., Timothy L. Pesci, Robert J. Smallacombe and David D. Watson, and any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of this resolution in addition to or in lieu of any of the aforenamed individuals to fill any newly created directorship or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the office of each member of the Board of Directors (other than the office of Thomas W. Zaucha) is hereby declared vacant."

                  See Annex A for more information about the Committee's Nominees. The Committee proposes that the nominees named in Annex A hereto (the "Nominees") once elected, serve until the next Annual Meeting of the Stockholders and until their successors have been duly elected and qualified. Each of the Committee's Nominees has consented to serve as a director of Northstar if elected.

                  Of the five Nominees, except as disclosed above, none is employed or otherwise affiliated with the Company, and none is employed by or affiliated with any members of the Committee. All of the Nominees are citizens of the United States.

                  The Committee has agreed to indemnify each of the Nominees against all liabilities, including liabilities under the federal securities laws, in connection with this consent solicitation and such person's involvement in the operation of the Company and to reimburse such Nominee for his out-of-pocket expenses.

                  The accompanying BLUE consent card will be voted in accordance with the stockholder's instruction on such BLUE consent card. As to the proposals set forth herein, stockholders may consent to an entire proposal or may withhold their consent by marking the proper box in the BLUE consent card. If the enclosed BLUE consent card is signed and returned and no direction is given, it will be deemed to constitute consent to the proposals.

                  The Committee seeks the consent of an absolute majority of the Company's issued and outstanding stock in order to act on the Proposals set forth in this consent statement.

                  BROKER NON-VOTES, ABSTENTIONS AND THE FAILURE TO RETURN A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSAL.

                  Consents Required

                  The written consent of an absolute majority of the outstanding Common Stock is required to adopt and approve each of the Proposals. To the knowledge of the Committee, there were 6,229,717 shares of Common Stock outstanding at September 9, 1996 based on a Certificate of Continental Stock Transfer & Trust Company, the Company's stock transfer agent. Each share of Common Stock entitles the Record Date holder to one vote on the Proposals. Accordingly, based on the information known to the Committee, written consents by holders representing 3,114,859 shares of Common Stock will be required to adopt and approve each of the Proposals. Accordingly, each abstention and broker non-vote with respect to any of the Proposals will have the same effect as withholding consent to the adoption of such proposal.

                  Special Instructions

                  If you were a record holder as of the close of business on the Record Date, you may elect to consent to, withhold consent or abstain with respect to each Proposal by marking the "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" box, as applicable, underneath each such Proposal on the accompanying BLUE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

                  IF THE STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE CONSENT CARD HAS FAILED TO CHECK A BOX MARKED "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" FOR EITHER OR BOTH OF THE PROPOSALS, SUCH STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO SUCH PROPOSAL OR PROPOSALS.

                  THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS.

                  If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person for your account and give instructions for the BLUE consent card representing your shares to be mailed, dated and signed. Only that institution can execute a BLUE consent card with respect to your shares and only upon receipt of specific instructions from you. The Committee urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Committee in care of MacKenzie at the address set forth below so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

                              THE CONSENT PROCEDURE

                  Section 228 of the DGCL states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this Consent Solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock as of the Record Date must be delivered to the Company as described above to effect the actions as to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by
Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner required by Section
228. In order to facilitate prompt adoption of the Proposals the Committee requests that you give your consent by March __, 1997.

                  IT IS CURRENTLY THE INTENTION OF THE COMMITTEE TO CEASE THE SOLICITATION OF CONSENTS ONCE THE COMMITTEE HAS DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AS OF THE RECORD DATE HAVE BEEN OBTAINED AND TO DELIVER SUCH CONSENTS TO THE COMPANY IN THE MANNER REQUIRED BY SECTION 228 OF THE DGCL AS SOON AS PRACTICABLE THEREAFTER. WHEN CONSENTS FOR A MAJORITY OF THE COMPANY'S COMMON STOCK HAVE BEEN OBTAINED AND DELIVERED TO THE COMPANY, A SHAREHOLDER WILL BE UNABLE TO REVOKE HIS OR HER CONSENT.

                  Section 213(b) of the DGCL provides that the record date for a consent solicitation shall be as established by the board of directors of the corporation or, if no record date is so established, shall be the first date on which a signed written consent is delivered to the corporation. Since the first written consent was delivered to the Company on February 5, 1997, the Record Date has been set as February 5, 1997.

                  If the actions described herein are taken, the Company will promptly notify the stockholders who have not consented to the actions taken as required by the DGCL.

                  Consents may only be executed by stockholders of record at the close of business on the Record Date. As of September 9, 1996, the Company had outstanding 6,229,717 shares of Common Stock. The number of votes necessary to effect the proposals is 3,114,859 (an absolute majority of 6,229,717).

                  Based on its review of publicly available information, the Committee is not aware of any other material change since February 5, 1997, in the number of outstanding shares of Common Stock. Each share of Common Stock entitles the record holder thereof to cast one vote. The Company's Certificate of Incorporation and Bylaws do not provide for cumulative voting.

                  Since the Committee must receive consents from a majority of the Company's outstanding shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the blue card will have the same effect as a "no" vote with respect to the Committee's solicitation.

                  BROKER NON VOTES, ABSTAINING OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSED ACTIONS. THE COMMITTEE URGES EACH STOCKHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR HER SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED CONSENT AS SOON AS POSSIBLE.

                      VOTING; COSTS OF CONSENT SOLICITATION

                  Consents will be solicited by mail, telephone, telegram and/or personal solicitation, by officers and employees of the Committee. No such persons shall receive additional compensation for such solicitation other than MacKenzie and Commonwealth. In addition, the Committee has retained MacKenzie to act as an advisor in the submission of this Consent Solicitation. The Committee has agreed to pay MacKenzie a fee estimated not to exceed $60,000 plus reasonable out-of-pocket expenses.

                  If your shares are registered in your own name, you may mail or fax your consent to the Committee at the address or fax number listed below.

                  If your shares are held in "street name" - held by your brokerage firm or bank - immediately instruct your broker or bank representative to sign the Committee's BLUE consent and mail to the Committee and we will promptly deliver it. Please be certain to include the name of your brokerage firm or bank. If you have additional questions, please call:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                              CALL: (212) 929-5500
                               FAX: (212) 929-0308

                  The Committee anticipates that a total of approximately $285,000 will be spent in connection with the solicitation. Actual expenditures may vary materially from the estimate, however, as many of the expenditures cannot be readily predicted. To date, expenses of approximately $85,000 have been incurred in connection with the solicitation. The entire expense of preparing, assembling, printing and mailing this Consent Statement and any other consent soliciting materials and the cost of soliciting consents will initially be borne by the Committee. If the Committee's nominees are elected, the Committee intends to request reimbursement from the Company for these expenses. This request will not be submitted to a vote of the Company's stockholders. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward the Committee's solicitation material to the beneficial owners of the shares they hold of record, and the Committee will reimburse them for their reasonable out-of-pocket expenses.

                  A consent executed by a stockholder may be revoked at any time before its exercise by submitting (i) a written, dated revocation of such consent or (ii) a later dated consent covering the same shares. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective and must be executed and delivered prior to the time that the action authorized by the executed consent is taken. The revocation may be delivered to the Committee, c/o MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, Attn.:
Mark Harnett. Although a revocation or later dated consent delivered only to the Company will be effective to revoke a previously executed consent, the Committee requests that if a revocation or later dated consent is delivered to the Company, a photocopy of the revocation or later dated consent also be delivered to the Committee, at the address set forth above, so that the Committee will be aware of such revocation.

                  YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE CONSENT TO THE AMENDMENT TO THE BY-LAWS, THE ELECTION OF THE COMMITTEE NOMINEES AND THE REMOVAL OF CERTAIN DIRECTORS BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT PROMPTLY. ONLY YOUR LATEST DATED CONSENT COUNTS.

                                   APPENDIX A

                  The names, business addresses, principal occupations and number of shares of Common Stock beneficially owned by the Committee, and the Committee's executive officers who are participants, and of all other participants, in this solicitation are set forth below:

                                                               Number of
                                                               Shares
Name and                     Principal                         Beneficially
Business Address             Occupation                        Owned

Thomas W. Zaucha     Chief Executive Officer of                949,958
                     the Company


           Purchase (Sales and Transfers in brackets) by Thomas W. Zaucha within the last two years:

Dates                                       Number of Shares

11/15/95 736,594 (with spouse Alice L. Zaucha, as tenants by the entirety)

11/15/95 207,757 (as co-general partner with spouse, Alice L. Zaucha, Zaucha Family Limited Partnership)

 2/02/96            (50,000) (transfer to Steven Brody)


 2/02/96            (18,550) (transfer to Michael Delaney)

 2/02/96            (843) (transfer to Walter Lewis)

12/06/96            10,000

12/17/96            15,000

12/20/96            25,000

12/20/96            25,000

Total              949,958

                                                              Number of
                                                              Shares
Name and                          Principal                   Beneficially
Business Address                  Occupation                  Owned

Commonwealth Associates, L.P.     Broker-Dealer               21,497



Pursuant to an underwriting agreement with the Company, Commonwealth Associates, L.P. acted as the lead underwriter during the Company's last public offering of its Common Stock in May 1995. Accordingly, Commonwealth Associates, L.P. engaged in, and continues to engage in, customary market-making and market-stabilization activities in the ordinary course of business and consequently beneficially owns shares of the Common Stock for its own account.

--------------------------------------------------------------------------------
YOUR VOTE IS EXTREMELY IMPORTANT

1. Please SIGN, MARK, DATE and MAIL your BLUE consent in the enclosed postage-paid envelope as soon as possible before April 6, 1997. If you wish to consent the amendment to the By-laws, the election of the Committee's Nominees and the removal of the current Directors (with the exception of Thomas W. Zaucha), you must submit the enclosed consent, even if you have already submitted the Company's consent card.


2. If your shares are held for you by a bank or brokerage firm, only your bank or broker can vote your shares and only after receiving your instructions. Please call your bank or broker and instruct your representative to consent to the amendment to By-laws, the election of the Committee's Nominee and the removal of the current Board (with the exception of Thomas W. Zaucha) on the BLUE consent.


3.       Time is short.  Please vote today!


         If you have questions or need assistance in voting your shares or in changing your vote please contact the Committee at the number listed below:


                          c/o MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                              CALL: (212) 929-5500


--------------------------------------------------------------------------------

                         NORTHSTAR HEALTH SERVICES, INC.
               CONSENT OF STOCKHOLDERS TO ACTION WITHOUT A MEETING
                          THIS CONSENT IS SOLICITED BY
                                  THE COMMITTEE

           The  undersigned,   a  stockholder  of  record  of  NORTHSTAR  HEALTH
SERVICES,  INC.  ("Northstar"  or the "Company"),  hereby  consents  pursuant to
Section 228 of the Delaware General Corporation Law, with respect to the number of shares of Common Stock, par value $.01 per share, of the Company held by the undersigned, to each of the following actions without a prior notice and without a vote as more fully described in the Committee's consent statement ("Consent Statement") (receipt thereof is hereby acknowledged).

           THE COMMITTEE STRONGLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE FOLLOWING PROPOSALS:

           Proposal One: Amend Article III, Section 1 of the By-Laws of Northstar pursuant to the resolutions set forth in the Consent Statement to set the number of directors on the Board of Directors at eleven (11), to eliminate the classified Board of Directors and to affirm the ability of a majority of the stockholders, once the Board of Directors is no longer classified, to remove directors without cause.

           [ ] CONSENT          [ ] CONSENT WITHHELD                [ ] ABSTAIN

           If no box is marked with respect to Proposal One, the undersigned will be deemed to consent to the amendment of the By-Laws of Northstar as set forth above.

           Proposal Two: Elect the following five persons listed below to fill the newly created directorships (the "Nominees") pursuant to the resolutions set forth in the Consent Statement:


           --------------------------------
           For ELECTION
           --------------------------------
           Lawrence F. Jindra, M.D.

           James H. McElwain

           Mark G. Mykityshyn

           Roger J. Reschini

           David B. White


          [ ] CONSENT            [ ] CONSENT WITHHELD               [ ] ABSTAIN

           To withhold consent to a proposed Nominee, specify the Nominee in the following space:

           If no box is marked above with respect to Proposal Two, the undersigned will be deemed to consent to the election of all five Nominees.

           Proposal Three: Remove the members of the Board of Directors of Northstar other than Thomas W. Zaucha and the directors elected by this consent, pursuant to the resolutions set forth in the Consent Statement (the "Brody Directors"):

           [   ]  CONSENT    [   ]  CONSENT WITHHELD            [   ]  ABSTAIN

           If no box is marked above with respect to Proposal Three, the undersigned will be deemed to consent to the removal of all of the directors.

           PLEASE ACT PROMPTLY. IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE VALID.

Dated:     ______________________, 1997

Signature: ___________________________

Signature
(if held jointly):____________________

Title or authority
(if applicable):______________________

           Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. The consent card votes all shares in all capacities.

           PLEASE MARK, SIGN AND DATE THIS CONSENT BEFORE MAILING THIS CONSENT IN THE ENCLOSED ENVELOPE.

                                     ANNEX A
                            THE COMMITTEE'S NOMINEES

           The following sets forth information about the Nominees.

Lawrence F. Jindra, M.D. (38) has served as the Independent Scientific/Technical Consultant to Biomedical Venture Finance since 1982. Dr. Jindra has also served as the Assistant Chief of Ophthalmology (Northport Veterans Affairs Medical Center) and as the Founder and Director of the Glaucoma Consultation Unit of the United States Department of Veterans Affairs since 1994 and 1989, respectively. From 1992 to 1993, Dr. Jindra served as a White House Fellow, Office of Science & Technology Policy and President's Task Force for National Health Care Reform. Dr. Jindra has rendered consulting service to Commonwealth Associates from time to time.

James H. McElwain (50) has served as the Chief Operating Officer of S. W. Jack Drilling Company since January 1995. From September 1988 until December 1994, Mr. McElwain served as the Vice President of Finance of Keystone Rehabilitation Systems, Inc., which merged with the Company in 1995.

Mark G. Mykityshyn has served as a Technical and Financial Consultant with High Technology Venture Finance since 1995. Mr. Mykityshyn has also served as a Management and Technology Consultant with Booz Allen & Hamilton, Inc. since 1993 and was an Adjunct Professor of Aeronautics at The George Washington University from 1994-1995.

Roger J. Reschini (59) founded the Reschini Agency, Inc. (the "Reschini Agency"), a multiple line insurance agency, in 1979 and founded TFID, Inc., a real estate development company, in 1984. Mr. Reschini has also been the recipient of a Benjamin Rush Award and a Paul Harris Fellowship. The Reschini Agency acts as the Company's broker for professional and general liability insurance for which the Company pays premiums of approximately $300,000 annually and the agency retains customary commissions.

David B. White (41) is a name partner of Burns, White & Hickton (Pittsburgh,
PA). Mr. White was admitted to the practice of law in 1982, and he is currently a member of the Allegheny County, Pennsylvania and American Bar Associations; the Hospital Association of Pennsylvania; the National Order of Barristers; and the Academy of Trial Lawyers. Mr. White's principal practice areas are personal injury defense law, automobile law, insurance law and health care law.